Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of Haoxi Health Technology Limited of our report dated October 24, 2023 with respect to our audits of the consolidated financial statements of Haoxi Health Technology Limited and subsidiaries as of June 30, 2023 and 2022, and for each of the years in the two years period ended June 30, 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

June 12, 2024